Solera Holdings, Inc. Announces the Acquisition of CAP Automotive, a Leading Provider of Vehicle Valuation Data, New Vehicle Information and Embedded Business Solutions to the UK Automotive Industry

WESTLAKE, Texas, November 20, 2014 /PRNewswire/ -- Solera Holdings, Inc. ("Solera", "we", “us” or "our") (NYSE: SLH), a leading provider of risk and asset management software and services to the automotive and property marketplace, including the global P&C insurance industry, today announced that it has acquired 100% of the equity interests (the “Acquisition”) of CAP Automotive (“CAP” or “Company”). CAP is a leading provider of real-time, high-accuracy valuations and specifications for new and used vehicles in the UK. CAP’s solutions provide pricing transparency for vehicle transactions and enable buyers and sellers of vehicles to make accurate pricing decisions.
The Acquisition creates the only UK-based enterprise with decision support data and software solutions spanning vehicle valuation, validation, collision and mechanical repair and total cost of ownership. On an annual basis, CAP currently processes over 18 million valuations.
Through its industry-standard valuation benchmark, CAPclean, and proprietary solutions, CAP has established integrated, long term relationships with the leading dealers, finance companies, auction houses, fleets and original equipment manufacturers in the UK. CAP's customers include over 400 out of the 535 largest dealer groups, 100% of the major banks that finance vehicle purchases and 100% of the largest fleet, credit hire and leasing firms.
Solera purchased 100% of the equity interests of CAP’s parent company for approximately $463.8 million. 100% of the purchase price is payable in cash, most of which was paid at completion. A portion of the purchase price payable to the management equity holders has been deferred and will be paid on a time-based schedule following completion.
For the twelve months ended September 30, 2014, CAP’s run rate revenue and adjusted EBITDA were $46.0 million and $26.7 million, respectively. The Acquisition will provide Solera with a twelve-year tax benefit with an estimated present value of approximately $35.3 million. In addition, the Acquisition will enable Solera to utilize NOLs through fiscal year 2018 with an estimated present value of approximately $6.5 million. After adjusting for the estimated value of the tax benefit and NOLs, the purchase price is $422.8 million and represents a multiple of 15.8x CAP’s Adjusted EBITDA. All US dollar amounts are calculated using a 1.61 pound sterling exchange rate.
Net of the recently-completed $400 million private placement of senior notes, Solera expects the Acquisition to add approximately $0.01 to fiscal year 2015 cash EPS and approximately $0.04 on an annualized basis (assuming the Acquisition were completed on July 1, 2014). The expected cash EPS contributions are negatively impacted by purchase accounting for CAP deferred revenue (the “Accounting Impact”). Without giving effect to the Accounting Impact, Solera expects the Acquisition would add approximately $0.03 and $0.05 to fiscal year 2015 and annualized cash EPS, respectively.
“The acquisition of CAP is the latest in a series of investments in our risk and asset management strategy, adding capabilities that create a unique ‘digital garage.’ Expanding our valuation services through CAP will connect our investments and grow our presence in each phase of the vehicle lifecycle, from purchase, through SMR, to sale or salvage,” said Tony Aquila, Solera's founder, Chairman and Chief Executive Officer. “Expanding from the UK across advanced European markets, CAP data will enable households to make informed, market-driven decisions affecting their automotive assets.”
About Solera
Solera is a leading provider of risk and asset management software and services to the automotive and property marketplace, including the global P&C insurance industry. Solera is active in over 70 countries across six continents. The Solera companies include: Audatex in the United States, Canada, and in more than 45 additional countries; HPI, CarweB and CAP Automotive in the United Kingdom; Informex in Belgium and Greece; Sidexa in France; ABZ and Market Scan in the Netherlands; Hollander serving the North American recycling market; AUTOonline providing salvage disposition in a number of European and Latin American countries; IMS providing medical review services; Explore providing data and analytics to United States property and casualty insurers; Service Repair Solutions, a joint venture with Welsh, Carson, Anderson & Stowe, that provides solutions for the service, maintenance and repair market; and I&S, a provider of software and business management tools, third-party claims administration, first notice of loss and network management services to the U.S. auto and property repair industries, specializing in glass claims. For more information, please refer to the company's website at http://www.solerainc.com.
Cautions about Forward-Looking Statements
This press release contains forward-looking statements, including statements about: the benefits of the Acquisition and the addition of CAP to our UK portfolio of businesses, including the expansion of our offerings across vehicle asset management; the benefits and value of products and services to Solera's and CAP’s customers and their customers’ customers, either alone or in conjunction with the products and services of other Solera group companies; the expansion of CAP’s solutions and Solera’s digital garage to markets outside the UK; the present value of expected tax benefits and NOL utilization relating to the Acquisition; cash EPS contributions from CAP’s business; and historical statements, including statements about CAP’s financial performance through September 30, 2014, that may suggest trends for CAP’s business. These statements are based on our current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in transactions of this nature, our business and CAP’s business, including, without limitation: the failure to realize the expected benefits of the Acquisition; risks associated with and possible negative consequences of acquisitions, investments, joint ventures and similar transactions, including regulatory matters, successfully integrating CAP’s solutions with or into other Solera offerings and integrating CAP’s employees; we may not expand CAP’s business, introduce its solutions or expand the digital garage to markets outside the UK; our ability to utilize the tax benefits and NOLs relating to the Acquisition; successful integration of acquired businesses that operate in industries outside of our core market; risks associated with the uncertainty in and volatility of global economic conditions, including interest rate volatility; we may not realize the cash EPS contributions from CAP’s business; customer retention and continued adoption of CAP’s solutions; effects of competition on our and CAP’s solution pricing and business; our and CAP’s reliance on third-party information for software and services; use of our cash, including our requirements to service our debt and to satisfy our obligations relating to the exercise of put options or the call option in connection with our SRS joint venture; our ability to obtain additional financing as necessary to support our operations, including Mission 2020; effects of changes in or violations by us or our customers of government regulations; rapid technology changes in our and CAP’s industry; effects of security breaches on our and CAP’s business and reputation; and any material adverse impact of current or future litigation on our results or business, including our litigation with Mitchell International. For a discussion of these and other factors that could impact our operations or financial results and cause our results to differ materially from those in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, particularly our Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2014. Solera is under no obligation to (and specifically disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.
Explanation of Non-GAAP Financial Measures
To supplement our financial results on a GAAP basis, we use a number of non-GAAP financial measures, including Adjusted Net Income and Cash EPS, that management believes provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors and other interested parties to facilitate the evaluation of our business on a comparable basis to other companies.  Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
Adjusted Net Income is a non-GAAP financial measure that represents GAAP net income (loss) attributable to Solera Holdings, Inc. excluding (i) provision for income taxes, (ii) amortization of acquired intangible assets, (iii) stock-based compensation expense, (iv) restructuring charges, asset impairments, and other costs associated with exit and disposal activities, (v) other (income) expense, net excluding interest income, (vi) litigation related expenses, and (vii) acquisition and related costs. From this amount, we subtract an assumed provision for income taxes to arrive at Adjusted Net Income. For fiscal year 2015, we assumed a 26% income tax rate, respectively, as an approximation of our long-term effective corporate income tax rate, which is a non-GAAP financial measure that includes certain benefits from net operating loss carryforwards, tax credits, tax deductible goodwill and amortization, and certain holding companies in low tax-rate jurisdictions. Cash EPS is a non-GAAP financial measure that represents Adjusted Net Income (as defined above) divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income (loss) attributable to Solera Holdings, Inc. per diluted common share. We present Adjusted Net Income and Cash EPS because we believe both of these measures provide useful information regarding our operating results in addition to our GAAP measures. We believe that Adjusted Net Income and Cash EPS provide investors with valuable insight into our profitability exclusive of unusual adjustments, and provide further insight into the cash impact resulting from the different treatments of goodwill for financial reporting and tax purposes.
SOURCE Solera Holdings, Inc.
Investor Relations, Kamal Hamid, Solera Holdings, Inc., +1-858-946-1676, Kamal.hamid@solerainc.com